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                                                                    EXHIBIT 1.10



                          FOURTH SUPPLEMENTAL INDENTURE


                          Dated as of October 20, 2000


                                      among


                              SCHULER HOMES, INC.,


                           THE GUARANTORS PARTY HERETO


                                       and


                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION


                                   AS TRUSTEE


                           Supplementing the Indenture
                             Dated as of May 6, 1998




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                  FOURTH SUPPLEMENTAL INDENTURE, dated as of October 20, 2000
(the "Fourth Supplemental Indenture"), by and among Schuler Homes, Inc., a Delaware corporation (the "Company"), the Guarantors signatory hereto and U.S. Trust Company, National Association, as trustee (the "Trustee").

                  WHEREAS, the Company and the Guarantors signatory thereto executed and delivered the Indenture dated as of May 6, 1998, as supplemented by the First Supplemental Indenture, dated as of February 26, 1999, the Second Supplemental Indenture, dated as of July 15, 1999, and the Third Supplemental Indenture, dated as of July 27, 2000 (the "Indenture"), to the Trustee to provide for the issuance of the Company's 9% Senior Notes Due 2008 (the "Securities").

                  WHEREAS, the Company has a Subsidiary, SHA Construction LLC, a Delaware limited liability company, which is a Restricted Subsidiary.

                  WHEREAS, the Company desires that pursuant to Section 4.18 and
Article 10 of the Indenture, SHA Construction LLC shall become a Guarantor under the Indenture.

                  WHEREAS, all necessary actions to make this Fourth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee in accordance with its terms and a valid supplement to the Indenture, have been completed.

                  WHEREAS, the Company and the Guarantors, with the consent of the Trustee, may supplement the Indenture to reflect additional Guarantors without notice to or the consent of any Holder.

                  NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, each party hereto agrees as follows for the benefit of the holders of the Securities:

                                   Article 1.

                                  DEFINITIONS

Section 1.01.     DEFINITION OF TERMS.

                  Unless the context otherwise requires:

                  (a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

                  (b) references to Sections or Articles mean references to such Section or Article in the Indenture, unless stated otherwise; and

                  (c) rules of construction applicable pursuant to the Indenture are also applicable herein.


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                                   Article 2.

                              ADDITIONAL GUARANTOR

Section 2.01.     ADDITIONAL GUARANTOR.

                  SHA Construction LLC hereby agrees to become a Guarantor under the Indenture.

                                   Article 3.

                                  MISCELLANEOUS

Section 3.01.     AUTHORIZATION.

                  The execution, delivery and performance by the Company and the Guarantors of this Fourth Supplemental Indenture have been duly authorized by all necessary action of the Company and each such Guarantor.

Section 3.02.     RATIFICATION OF INDENTURE.

                  The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall benefit and be bound hereby.

Section 3.03.     GOVERNING LAW.

                  THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 3.04.     SEVERABILITY.

                  In case any one or more of the provisions in this Fourth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05.     COUNTERPARTS.

                  This Fourth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


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Section 3.06.     EFFECTIVENESS.

                  This Fourth Supplemental Indenture shall be effective and binding when executed by the Company, the Guarantors and the Trustee.

Section 3.07.     TRUSTEE NOT RESPONSIBLE FOR RECITALS.

                  The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof and shall incur no liability for any incorrectness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 3.08.     PERFORMANCE OF TRUSTEE.

                  The Trustee, for itself and its successors, accepts the Trust of the Indenture as amended by this Fourth Supplemental Indenture and agrees to perform this Fourth Supplemental Indenture and the Indenture, but only upon the terms and conditions set forth herein and therein, including the terms and provisions in the Indenture defining and limiting the liability and responsibility of the Trustee.

Section 3.09.     COMPENSATION.

                  The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in administering and executing this Fourth Supplemental Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, all as of the date first written above.

                                SCHULER HOMES, INC.



                                  By: /s/ Douglas M. Tonokawa
                                      ------------------------------------------
                                  Name:   Douglas M. Tonokawa
                                      ------------------------------------------
                                  Title:  Vice President of Finance
                                        ----------------------------------------



                                SCHULER HOMES OF CALIFORNIA, INC.
                                SCHULER HOMES OF OREGON, INC.
                                SCHULER HOMES OF WASHINGTON, INC.
                                MELODY HOMES, INC.
                                MELODY MORTGAGE CO.
                                SCHULER REALTY/MAUI, INC.
                                SCHULER REALTY/OAHU, INC.
                                LOKELANI CONSTRUCTION CORPORATION
                                SHLR OF WASHINGTON, INC.
                                SHLR OF COLORADO, INC.
                                SSHI LLC
                                SHLR OF NEVADA, INC.
                                SRHI LLC
                                SCHULER HOMES OF ARIZONA LLC
                                SHLR OF CALIFORNIA, INC.
                                SCHULER MORTGAGE, INC.
                                SHA CONSTRUCTION LLC,
                                as Guarantors


                                  By: /s/ Douglas M. Tonokawa
                                     -------------------------------------------
                                  Name:   Douglas M. Tonokawa
                                      ------------------------------------------
                                  Title:  Vice President of Finance
                                        ----------------------------------------



                                U.S. TRUST COMPANY,
                                NATIONAL ASSOCIATION,
                                as Trustee



                                  By: /s/ Sandra H. Leess
                                      ------------------------------------------
                                  Name: Sandra H. Leess
                                       -----------------------------------------
                                  Title: Senior Vice President
                                        ----------------------------------------


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